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                                                                   EXHIBIT 10.42

                     PROMISSORY NOTE AND PLEDGE AGREEMENT
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$2,530,600                                                       April 16, 1998


     For value received, William Scott (the "Maker") promises to pay to Fountain
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View, Inc. (the "Company"), the sum of Two Million Five Hundred Thirty Thousand
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Six Hundred and 00/100 Dollars ($2,530,600.00).

     The unpaid principal balance of this Note, plus interest thereon at an annual rate of five and seven-tenths percent (5.7%), compounded annually, shall be due and payable on the earlier to occur of (i) April 15, 2007, or (ii) the sale or transfer by the Maker of the Pledged Shares (as defined below). Failure to repay all of the principal and interest owed under this Note upon such date shall constitute an event of default ("Event of Default"). The Maker may prepay
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the principal balance of this Note, plus all accrued interest thereon, at any time without penalty.

     For the purposes of securing payment of this Note, the Maker pledges and delivers over to the Company 20,000 shares of the Series A Common Stock of the Company, represented by stock certificate number 8 (hereinafter, the "Pledged
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Shares") and grants to the Company a security interest in the Pledged Shares.
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     The Company shall have recourse to the Maker for the payment of up to
$1,012,240.00 of the principal amount hereof and for the payment of all interest accrued thereon. The Company shall be without recourse to the Maker for the payment of all other principal of this Note and shall look solely to the Pledged Shares for the payment of such amounts.

     The Maker hereby represents, warrants and covenants to the Company that:

     (a) The Maker has good title to the Pledged Shares, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of every nature whatsoever, other than those under applicable securities law or those set forth herein or in the Stockholders Agreement dated as of March 27, 1998 among Heritage Fund II, L.P., Heritage Investors II, L.L.C., Heritage Fund II Investment Corporation, Robert Snukal, Sheila Snukal, the Maker and certain other parties, as amended from time to time (the "Stockholders Agreement").
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     (b)  If any additional shares of capital stock or other securities of the
Company are acquired by the Maker after the date hereof as the result of any stock dividend or stock distribution with respect to the Pledged Shares, the same shall constitute Pledged Shares and shall be deposited and pledged with the Company as provided for herein.
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     (c)  The Maker will not sell, convey or otherwise dispose of any of the
Pledged Shares, nor will the Maker create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Shares or the proceeds thereof, other than liens on and security interests in the Pledged Shares created hereby and restrictions contained in the Stockholders Agreement or under applicable securities laws.

     Upon the occurrence of an Event of Default, the Company shall have all of the rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code.

     In case there shall exist an Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Company may cause all or any of the Pledged Shares to be transferred into its name or into the name of its nominee or nominees.

     Upon the occurrence of an Event of Default, the Company shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged in one or more parcels at any exchange or broker's board or at public or private sale. Unless the Pledged Shares threaten to decline speedily in value or are of a type customarily sold on a recognized market, the Company will give the Maker at least ten (10) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Maker. All such sales shall be at such commercially reasonable price or prices as the Company shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk). At any such sale or sales the Company may purchase any or all of the Pledged Shares to be sold thereat upon such terms as the Company may deem best. Upon any such sale or sales the Pledged Shares so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Maker, other than restrictions under the Stockholders Agreement or applicable securities law. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, the Maker shall execute all such applications or other

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instruments as may be required. The proceeds of any such sale or sales, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including reasonable attorneys' fees; second, to the payment of the amount owed hereunder to which the Company does not have recourse against the Maker; third, to the payment of the amount owed hereunder to which the Company does have recourse against the Maker, and any surplus thereafter remaining shall be paid to the Maker or to whomever may be legally entitled thereto.

     The Maker recognizes that the Company may be unable to effect a public sale of all or a part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Shares for its own account, for investment and not with a view to the distribution or resale thereof. The Maker acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Shares were sold at public sales, and that the Company has no obligation to delay sale of any such Pledged Shares for the period of time necessary to permit such Pledged Shares to be registered for public sale under the Securities Act of 1933. The Maker agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

     This agreement shall be governed by the internal laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the undersigned has executed this agreement this 16th day of April, 1998.


                                    /s/ William Scott
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                                    William Scott

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